                              AMRESCO CAPITAL TRUST

                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                  Period from
                                                                                  February 2,
                                                             Three Months             1998
                                                                Ended                through
                                                             September 30,        September 30,
                                                                 1998                 1998
                                                            ---------------     ---------------
Basic:
    Net income available to common shareholders             $         1,272     $         2,029
                                                            ===============     ===============

    Weighted average common shares outstanding                       10,000               5,892
                                                            ===============     ===============

    Basic earnings per common share                         $          0.12     $          0.34
                                                            ===============     ===============

Diluted:
    Net income available to common shareholders             $         1,272     $         2,029
                                                            ===============     ===============

    Weighted average common shares outstanding                       10,000               5,892
    Effect of dilutive securities:
      Restricted shares                                                   6                   4
      Net effect of assumed exercise of stock options                    --                  --
                                                            ---------------     ---------------
    Adjusted weighted average common shares outstanding              10,006               5,896
                                                            ===============     ===============

    Diluted earnings per common share                       $          0.12     $          0.34
                                                            ===============     ===============